As filed with the Securities and Exchange Commission on July 27, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUSSER HOLDINGS CORPORATION

(as Parent Guarantor)

SUSSER HOLDINGS, L.L.C.

SUSSER FINANCE CORPORATION

(as Co-Issuers)

(And the Guarantors Identified in the Table of Registrant Guarantors Below)

(Exact name of registrant as specified in its charter)

Delaware	5412	54-2076181
Delaware	5412	56-2546545
(State or other jurisdiction of Incorporation or organization)	(Primary standard industrial Classification code number)	(I.R.S. Employer Identification No.)

4525 Ayers Street

Corpus Christi, Texas 78415

(361) 884-2463

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

E.V. Bonner, Jr., Esq.

Executive Vice President, Secretary and General Counsel

Susser Holdings, L.L.C.

4525 Ayers Street

Corpus Christi, Texas 78415

Telephone: (361) 884-2463

Facsimile: (361) 693-3725

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rod Miller, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Telephone: 212-310-8000

Facsimile: 212-310-8007

Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be Registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
8.50% Senior Notes due 2016	$425,000,000	100%	$425,000,000	$30,302.50
Guarantees of 8.50% Senior Notes due 2016	—	—	—	(2)

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act.
(2)	The Registrant Guarantors will guarantee the payment of the 8.50% Senior Notes due 2016 Pursuant to Rule 457(n) under the Securities Act of 1933, no separate filing fee will be paid in respect of these guarantees.

The Co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS (2)

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification No.

Applied Petroleum Technologies, Ltd.	Texas	74-2739958

APT Management Company, L.L.C.	Texas	74-2980959

C&G Investments, LLC	Delaware	25-1912260

Corpus Christi Reimco, LLC	Texas	20-1151408

GoPetro Transport LLC	Texas	26-1583414

Stripes Acquisition LLC	Texas	26-1281022

Stripes Holdings LLC	Delaware	42-1686837

Stripes LLC	Texas	74-2737572

Susser Financial Services LLC	Texas	26-1159894

Susser Holdings Corporation	Delaware	01-0864257

Susser Petroleum Company LLC	Texas	74-2908184

T&C Wholesale, Inc.	Texas	20-5544966

TCFS Holdings, Inc.	Texas	75-2825081

Town & Country Food Stores, Inc.	Texas	75-1216750

*	Addresses and telephone numbers of principal executive officers are the same as those of Susser Holdings, L.L.C.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 27, 2010

Susser Holdings Corporation

(as Parent Guarantor)

Susser Holdings, L.L.C.

Susser Finance Corporation

(as Co-Issuers)

Offer to Exchange $425,000,000 Outstanding

8.50% Senior Notes due 2016

for newly-issued, registered

8.50% Senior Notes due 2016

We are offering to exchange our outstanding restricted 8.50% senior notes due 2016 for the new 8.50% senior notes due 2016. The terms of the new notes are identical in all material respects to the terms of the outstanding restricted notes to be exchanged, except for certain transfer restrictions, registration rights and additional interest payment provisions relating to the outstanding restricted notes. The exchange notes will represent the same debt as the 2010 notes and we will issue the exchange notes under the same indenture as the 2010 notes. In this document, we refer to our outstanding restricted notes as the “2010 notes”, and our new notes as the “exchange notes.” Any reference to “notes” in this prospectus refers to the 2010 notes and the exchange notes, unless the context requires a different interpretation.

The principal features of the exchange offer are as follows:

•	The exchange offer expires at 8:00 a.m., New York City time, on , 2010, unless extended.

•

The only conditions to completing the exchange offer are that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, which we refer to as the SEC or the Commission; no injunction, order or decree shall have been issued that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer; all governmental approvals shall have been obtained, which approvals we deem necessary for the consummation of the exchange offer; and that there shall not have been proposed, adopted or enacted any law, statute, rule or regulation which, in our reasonable judgment, would materially impair our ability to consummate the exchange offer or have a material adverse effect on us if the exchange offer was consummated.

•	We will exchange the exchange notes for all 2010 notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered 2010 notes at any time prior to the expiration of the exchange offer.

•	We will not receive any cash proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes as required by applicable securities laws and regulations. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for 2010 notes where such 2010 notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should consider carefully the risk factors beginning on page 8 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to Susser Holdings Corporation, 4525 Ayers Street, Corpus Christi, Texas 78415 Attention: Investor Relations Department (361) 884-2463. In order to ensure timely delivery of such documents, you must request this information no later than five business days before the date you must make your investment decision. Accordingly, you should make any request for documents by                 , 2010 to ensure timely delivery of documents prior to the Expiration Date.

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the date of delivery of this prospectus or the sale of the securities made hereunder.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before exchanging the notes. You should read the entire prospectus carefully, including “Risk Factors,” our audited consolidated financial statements, the notes to those financial statements and the other financial information appearing elsewhere in this prospectus.

References in this prospectus to “Susser,” “we,” “us,” and “our,” refer to Susser Holdings Corporation (the parent company of Stripes Holdings LLC, Susser Holdings, L.L.C. and Susser Finance Corporation) and its subsidiaries and the business conducted by them prior to the date of this prospectus, and our consolidated subsidiaries, except in other places where it is clear from the context that the term means only Susser Holdings Corporation, Stripes Holdings LLC, Susser Holdings, L.L.C. or Susser Finance Corporation.

We use a 52 or 53 week fiscal year, which ends on the Sunday closest to December 31. For example, references to “fiscal 2009” are to the 53 weeks ending January 3, 2010 and references to “fiscal 2008” are to the 52 weeks ending December 28, 2008.

Our Company

We are the largest non-refining operator in Texas of convenience stores based on store count and we believe we are the largest non-refining motor fuel distributor by gallons in Texas. Our operations include retail convenience stores and wholesale motor fuel distribution. Our retail segment operates more than 520 convenience stores in Texas, New Mexico and Oklahoma offering merchandise, food service, motor fuel and other services.

For the three months ended April 4, 2010, we sold 303.1 million gallons of branded and unbranded motor fuel. We purchase fuel directly from refiners and distribute it to our retail convenience stores, contracted independent operators of convenience stores (“dealers”), unbranded convenience stores and other end users. We believe our combined retail/wholesale business model makes it possible for us to pursue strategic acquisition opportunities and operate acquired properties under either format, providing an optimized return on investment. Our market share and scale allows the integration of new or acquired stores while minimizing overhead costs. In addition, we believe our foodservice and merchandising offerings distinguish us from our competition, providing the opportunity for increased traffic in our stores.

During the first quarter of 2010, we added two stores to the retail segment and expect to add a total of 10 to 15 retail stores for the full year. We added three dealer sites to our wholesale segment for a total of 393 wholesale dealers at the end of the quarter. In May 2010, we sold the seven Village Markets grocery stores that had been acquired in the TCFS, Inc. acquisition in November 2007. The divesture is not material to our operations, and will allow our retail segment to focus on our core convenience store format.

Our total revenues, net loss attributable to Susser Holdings Corporation and Adjusted EBITDA were $938.1 million, $(5.0) million and $13.9 million, respectively, for first quarter 2010, compared to $680.8 million, $(0.9) million and $19.3 million, respectively, for first quarter 2009. Our business is seasonal, and we generally experience higher sales and profitability in the second and third quarters during the summer activity months and lowest during the winter months.

The cost of crude oil steadily increased from the first quarter of 2009 through the first quarter of 2010, reaching an average of approximately $80 per barrel for the first quarter. The cost of crude oil declined in the month of May to a low of approximately $65 per barrel, before increasing during the month of June to approximately $75 per barrel at the end of June. We generally experience lower fuel margins when the cost of fuel is increasing gradually over a longer period and higher fuel margins when the cost of fuel is more volatile over a shorter period of time.

The economy in Texas, where the majority of our operations are conducted, continued to fare better than many other parts of the nation during early 2009, partly buoyed by a relatively stable housing market, a healthy regional banking market and relatively strong population growth. However, our markets experienced a sharp increase in unemployment and reduced economic activity in the second half of 2009, and we reported a 1.2% decrease in same store merchandise sales during the fourth quarter of 2009. In spite of the recent economic trends, our business remained generally more resilient than many other retail formats, and we continued to increase our market share in key merchandise categories, based on supplier information. We began to see stabilization and/or improvement in key economic indicators in our markets in early 2010 and for the first three months of 2010 we reported 2.5% positive comparable merchandise results over first quarter 2009.

After a tightening in the nation’s credit markets beginning in 2008, we are beginning to see improved availability of financing sources. We completed sale/leaseback transactions during the first quarter for total net proceeds of $5.8 million and we entered into a build-to-suit arrangement on two other retail locations. We entered into a new $10 million mortgage loan with a regional bank during the first quarter of 2010. In early May 2010, we issued $425 million of 8.5% senior unsecured notes, due May 15, 2016. The proceeds, net of discounts, fees and expenses, and along with borrowings under our revolving credit facility, were used to redeem our existing $300 million 10 5/8% senior unsecured notes due 2013 (the “2013 Notes”) and pay off the remaining $89.3 million term loan. We also entered into an amended and restated credit facility which, among other things, extends the maturity of our revolving credit facility to May 2014, increases our borrowing base to achieve full availability of the $120 million facility, and provides additional flexibility on covenant requirements. We believe we have adequate liquidity and financial flexibility to continue to operate and grow our business, but we are exercising caution in our capital spending program until we see a sustained improvement in our results, the economy and in the capital markets. As of April 4, 2010, we had $5.9 million drawn and $12.2 million in standby letters of credit issued against our $120.0 million revolving line of credit. As of April 4, 2010, our unused availability under the revolver was $84.9 million.

Corporate Information

Susser Holdings, L.L.C. was formed in Delaware in December 1997. Susser Finance Corporation, a Delaware corporation, was incorporated in December 2005. Susser Holdings Corporation, a Delaware corporation, was incorporated in May 2006. Our principal executive offices are located at 4525 Ayers Street, Corpus Christi, Texas 78415, and our telephone number is (361) 884-2463. Our website address is www.susser.com. The information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

On May 7, 2010, we issued $425,000,000 in aggregate principal amount of our 2010 notes in a transaction exempt from the registration requirements of the Securities Act of 1933. In connection with the issuance of the 2010 notes, we agreed with the initial purchasers of the 2010 notes to register the exchange notes and undertake this exchange offer. You are entitled to exchange your 2010 notes in the exchange offer for exchange notes with identical terms. Unless you are a broker-dealer or unable to participate in the exchange offer, we believe that the exchange notes to be issued in the exchange may be resold by you without compliance with the registration and prospectus delivery requirements in the Securities Act. You should read the discussions under the headings: “The Exchange Offer” and “Description of the Exchange Notes” for further information regarding the exchange notes.

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Securities to be Exchanged

On May 7, 2010, we issued $425,000,000 aggregate principal amount of unregistered 8.50% senior notes due 2016 (the “2010 notes”) to the initial purchasers in the offering of the 2010 notes in a transaction exempt from the registration requirements of the Securities Act of 1933. The terms of the 2010 notes and the exchange notes will be substantially the same, except that, unlike the 2010 notes, you will be able to offer and sell the exchange notes freely to any potential buyer in the United States. For more details, see the section entitled “Description of the Exchange Notes.”

The Exchange Offer	We are offering to exchange $425,000,000 aggregate principal amount of 2010 notes for a like principal amount of exchange notes, in denominations of $2,000.

Resales of the Exchange Notes

We believe that the exchange notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if, but only if, you meet the following conditions:

	•	the exchange notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

	•	at the time of the commencement of the exchange offer you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes to be issued to you in the exchange offer in violation of the Securities Act;

	•	you are not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of us;

	•	if you are a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of the exchange notes to be issued to you in the exchange offer;

	•	if you are a participating broker-dealer that will receive exchange notes for its own account in exchange for the 2010 notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of the exchange notes; and

	•	you are not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

If you do not meet the above conditions, you may not participate in the exchange offer or sell, transfer or otherwise dispose of any 2010 notes unless (i) they have been registered for resale by you under the Securities Act and you deliver a “resale” prospectus meeting the requirements of the Securities Act or (ii) you sell, transfer or otherwise dispose of the exchange notes in accordance with an applicable exemption from the registration requirements of the Securities Act.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for 2010 notes that were acquired by that broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any of its resales of those exchange notes. A broker-dealer may use this prospectus to offer to resell, resell or otherwise transfer those exchange notes

Expiration Date	The exchange offer will expire at 8:00 a.m., New York City time, on , 2010, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so. We refer to this date, as it may be extended, as the expiration date.

Withdrawal	Unless we extend the date, you may withdraw the tender of your 2010 notes at any time prior to 8:00 a.m., New York City time, on the expiration date. We will return to you any 2010 notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer.

Exchange Agent	Wells Fargo Bank, N.A. is serving as the exchange agent in connection with the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent at the following addresses:

By registered, certified, or regular mail:

Wells Fargo Bank, N.A.

MAC N9303-121

P.O. Box 1517

Minneapolis, Minnesota 55480

By hand delivery:

Wells Fargo Bank, N.A.

608 2nd Avenue South

Northstar East

Building - 12th Floor

Minneapolis, Minnesota

By overnight courier:

Wells Fargo Bank, N.A.

MAC N9303-121

6th & Marquette Avenue

Minneapolis, Minnesota 55479

By facsimile: (612) 667-6282 Attn: Corporate Trust Operations Confirmed by Telephone: (800) 344-5128

Conditions to the Exchange Offer	The conditions to completing the exchange offer are that:

	•	the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC;

	•	no injunction, order or decree shall have been issued that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

	•	no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer;

	•	all governmental approvals shall have been obtained, which approvals we deem necessary for the consummation of the exchange offer; and

•

there shall not have been proposed, adopted or enacted any law, statute, rule or regulation which, in our reasonable judgment, would materially impair our ability to consummate the exchange offer or have a material adverse effect on us if the exchange offer was consummated.

Please also see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering 2010 notes Held in the Form of Book-Entry Interests

Beneficial interests in the 2010 notes which are held by direct or indirect participants in The Depository Trust Company, or DTC, through certificateless depositary interests are shown on, and transfers of the 2010 notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

If you are a holder of an original note held in the form of a book-entry interest and you wish to tender your original note for exchange pursuant to the exchange offer, you must transmit to Wells Fargo Bank, N.A., as exchange agent, on or prior to the expiration of the exchange offer either:

	•	a written or facsimile copy of a properly completed and executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or

•

a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

The exchange agent must also receive on or prior to the expiration of the exchange offer either:

•

a timely confirmation of book-entry transfer of your 2010 notes into the exchange agent’s account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Book-Entry Transfer;” or

	•	the documents necessary for compliance with the guaranteed delivery procedures described below.

A form of letter of transmittal accompanies this prospectus. By examining the letter of transmittal or delivering a computer-generated message through DTC’s Automated Tender Offer Program system, you will represent to us that, among other things:

	•	the exchange notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

	•	at the time of the commencement of the exchange offer you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes to be issued to you in the exchange offer in violation of the Securities Act;

	•	you are not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of us;

	•	if you are a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of the exchange notes to be issued to you in the exchange offer;

•

if you are a participating broker-dealer that will receive exchange notes for its own account in exchange for the 2010 notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of the exchange notes; and

	•	you are not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.

Special Procedures for Beneficial Owner

If you are the beneficial owner of 2010 notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your 2010 notes, you should promptly contact the person in whose name your 2010 notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal for your 2010 notes and delivering your 2010 notes, either make appropriate arrangements to register ownership of the 2010 notes in your name or obtain a properly completed bond power from the person in whose name your 2010 notes are registered. The transfer of registered ownership may take considerable time. See “The Exchange Offer—Procedures for Tendering—Procedures Applicable to All Holders.”

Acceptance of 2010 Notes and Delivery of Exchange Notes

Except under the circumstances described above under “The Exchange Offer—Conditions to the Exchange Offer,” we will accept for exchange any and all 2010 notes which are properly tendered in the exchange offer prior to 8:00 a.m., New York City time, on the expiration date. The exchange notes to be issued to you in the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Federal Income Tax Consequences

The exchange of 2010 notes for exchange notes should not be a taxable event for federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the exchange notes. See “Certain Material United States Federal Income Tax Consequences.”

Appraisal Rights	You will not have dissenters’ rights or appraisal rights in connection with the exchange offer. See “The Exchange Offer—Appraisal Rights”

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. You should refer to the section entitled “Risk Factors” for an explanation of certain risks of investing in the notes. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of the Exchange Notes.” As used in this summary of the offering, the terms “we,” “us” and “our” refer only to Susser Holdings, L.L.C. and not to any of its subsidiaries and the term “co-issuer” refers to Susser Finance Corporation.

Issuers	Susser Holdings, L.L.C. and Susser Finance Corporation.

Securities Offered	$425.0 million aggregate principal amount of 8.50% Senior Notes due 2016.

Maturity Date	May 15, 2016.

Interest	8.50% per year, payable semiannually in cash in arrears on May 15 and November 15 of each year, commencing on November 15, 2010. Interest on the exchange notes will accrue from and including May 7, 2010.

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by our parent companies, Stripes Holdings LLC and Susser Holdings Corporation, and certain of our existing and future domestic subsidiaries. The guarantees will be unsecured senior indebtedness of the guarantors and will have the same ranking with respect to indebtedness of the guarantors as the exchange notes will have with respect to our indebtedness. The guarantees will be effectively subordinated to all secured indebtedness of the guarantors, including our revolving credit facility, to the extent of the value of the assets securing such indebtedness.

Ranking	The exchange notes and the guarantees will be our and the guarantors’ senior unsecured obligations and:

• will rank equally in right of payment with all of our and our subsidiary guarantors’ existing and future senior indebtedness;

• will rank senior in right of payment to all of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness;

• will be effectively junior to our and the guarantors’ existing and future secured debt, including our revolving credit facility, to the extent of the value of the assets securing such debt; and

• will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the exchange notes.

After giving effect to the issuance of the 2010 notes, the use of the estimated net proceeds therefrom and the amendment and restatement of our credit facility, as of April 4, 2010, we would have had approximately $453.2 million of debt outstanding, excluding $4.9 million of original issue discount, and we would have had approximately $89.6 million in availability under our revolving credit facility (net of $18.2 million in borrowings under the revolving credit facility and $12.2 million in outstanding letters of credit).

Optional Redemption	At any time on or after May 15, 2013, we may redeem some or all of the notes at the redemption prices specified under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest. In addition, we may redeem up to 35% of the aggregate principal amount of the notes before May 15, 2013, with the net proceeds of certain equity offerings by us. Prior to May 15, 2013, the notes may be redeemed at a redemption price equal to 100% of their principal amount plus a make-whole premium.

Change of Control	If we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see the section “Description of the Exchange Notes—Change of Control.”

Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

	•	incur additional debt;

	•	make restricted payments (including paying dividends on, redeeming or repurchasing our capital stock);

	•	dispose of our assets;

	•	grant liens on our assets;

	•	engage in transactions with affiliates;

	•	merge or consolidate or transfer substantially all of our assets; and

	•	enter into certain sale/leaseback transactions.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of the Exchange Notes” under the heading “Certain Covenants.”

Registration Rights Agreement; Additional Interest	Pursuant to a registration rights agreement executed in connection with the offering of the notes, we have agreed to file with the SEC within 180 days after the date of the initial issuance of the notes, and to use reasonable best efforts to cause to become effective as soon as possible after filing but in any event no later than 90 days after the date of the initial filing with the SEC, a registration statement with respect to an offer to exchange each of the notes for a new issue of our debt securities registered under the Securities Act, with terms identical to those of the notes of such series (except for the provisions relating to the transfer restrictions and payment of additional interest). If we fail to satisfy our registration obligations under the registration rights agreement, we will be required to pay additional interest to the holders of the notes under certain circumstances. This offering of exchange notes is being made to satisfy our obligations under the registration rights agreement.

Form of Exchange Notes	The exchange notes to be issued in the exchange offer will be represented by one or more global securities deposited with Cede & Co. for the benefit of DTC. You will not receive exchange notes in certificate form unless one of the events set forth under the heading “Description of the Exchange Notes—Form of Exchange Notes” occurs. Instead, beneficial interests in the exchange notes to be issued in the exchange offer will be shown on, and transfer of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

Use of Proceeds	We will not receive any cash proceeds upon completion of the exchange offer.

Risk Factors	See “Risk Factors” for a discussion of certain factors that you should carefully consider before investing in the exchange notes.

RISK FACTORS

Prospective investors should carefully consider the following risk factors and the risk factors related to our business identified in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus before participating in the exchange offer. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, could negatively impact our results of operations or financial condition in the future. If any of such risks actually occur, our business and results of operations and our ability to service our outstanding indebtedness, including the notes, could be materially affected. In that case, you could lose all or part of your investment in, and the expected return on, the notes.

Risks Related to the Exchange Notes

Our substantial indebtedness may impair our financial condition and prevent us from fulfilling our obligations under the notes and our other debt instruments.

Following the issuance of the 2010 notes, we have a substantial amount of debt. After giving effect to the issuance of the 2010 notes, the use of the net proceeds therefrom and the amendment and restatement of our credit facility, the aggregate amount of our indebtedness as of April 4, 2010 would have been approximately $453.2 million, excluding $4.9 million of original issue discount, $18.2 million of which would have been funded under our revolving credit facility. In addition, we would have had approximately $89.6 million of borrowing capacity under our revolving credit facility (net of $12.2 million in outstanding letters of credit). Our substantial indebtedness could have important consequences to you, including:

•	making it more difficult for us to satisfy our obligations with respect to the exchange notes;

•

limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements or other general corporate purposes, execution of our growth strategy and other purposes;

•

requiring us to dedicate a substantial portion of our cash flow from operations to pay interest on our debt, which would reduce availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes;

•

making us more vulnerable to adverse changes in general economic, industry and government regulations and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions;

•	placing us at a competitive disadvantage compared with our competitors that have less debt; and

•

exposing us to risks inherent in interest rate fluctuations because some of our borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Despite current indebtedness levels, we may still incur more debt. This could further exacerbate the risks associated with our substantial indebtedness.

Subject to specified limitations, the indenture governing the notes and the agreements governing our revolving credit facility permit us and our existing and future subsidiaries, if any, to incur substantial additional debt. If new debt is added to our or any such subsidiary’s current debt levels, the risks described above in the previous risk factor could intensify. See “Description of the Exchange Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” for additional information.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

Susser Holdings, L.L.C. is a holding company with no material assets other than the equity interests of its subsidiaries. Our subsidiaries conduct substantially all of our operations and own substantially all of our assets. Repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. While the indenture governing the notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

The restrictive covenants in our revolving credit facility and the indenture governing the notes may affect our ability to operate our business successfully.

The indenture governing the notes contains, and the terms of our revolving credit facility contain, and our future debt instruments may contain, various provisions that limit our ability to, among other things:

•	incur liens;

•	incur additional indebtedness, guarantees or other contingent obligations;

•	engage in mergers and consolidations;

•	make sales, transfers and other dispositions of property and assets;

•	make loans, acquisitions, joint ventures and other investments;

•	declare dividends;

•	redeem and repurchase shares of equity holders;

•	create new subsidiaries;

•	become a general partner in any partnership;

•	prepay, redeem or repurchase debt;

•	make capital expenditures;

•	grant negative pledges;

•	change the nature of business;

•	amend organizational documents and other material agreements;

•	change accounting policies or reporting practices; and

•	create a passive holding company.

These covenants could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities.

In addition, our revolving credit facility requires us to maintain specified financial ratios and satisfy certain financial condition tests. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that the lenders will waive any failure to meet those tests. A breach of any of these covenants or any other restrictive covenants contained in our revolving credit facility or the indenture would result in an event of default. If an event of default under our revolving credit facility or the indenture occurs, the holders of the affected indebtedness could declare all amounts outstanding, together with accrued interest, to be immediately due and payable, which, in turn, could cause the default and acceleration of the maturity of our other indebtedness. If we were unable to pay such amounts, the lenders under our revolving credit facility could proceed against the collateral pledged to them. We have pledged a portion of our assets to the lenders under our revolving credit facility. In such an event, we cannot assure you that we would have sufficient assets to pay amounts due on the notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on the notes. See “Description of the Exchange Notes—Certain Covenants” for additional information.

The notes and the guarantees will not be secured by any of our assets. Our revolving credit facility is secured, giving our revolving lenders a prior claim on the assets securing such facility.

The notes and the guarantees will not be secured by any of our assets. However, our revolving credit facility is secured by our inventory and receivables, a pledge of certain of our real estate, a negative pledge on a portion of our real estate and a pledge of 100% of our stock and the stock of certain future subsidiaries (if any) of ours. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under our revolving credit facility will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt. Accordingly, the lenders under our revolving credit facility have a priority claim on our assets securing the debt owed to them. In that event, because the notes and the guarantees will not be secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy your claims in full.

After giving effect to the issuance of the 2010 notes, the use of the net proceeds therefrom and the amendment and restatement of our credit facility, the aggregate amount of our indebtedness as of April 4, 2010 would have been approximately $453.2 million, excluding $4.9 million of original issue discount, $18.2 million of which would have been funded under our revolving credit facility. In addition, we would have had approximately $89.6 million of borrowing capacity under our revolving credit facility (net of $12.2 million in outstanding letters of credit). We will be permitted to borrow substantial additional secured indebtedness in the future under the terms of the indenture. See “Description of the Exchange Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “Description of the Exchange Notes—Certain Covenants—Liens.”

The notes will be structurally subordinated to all indebtedness of our subsidiaries that are not guarantors of the notes.

Not all of our subsidiaries are required to guarantee the notes. You will not have any claim as a creditor against the subsidiaries that are not guarantors of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of non-guarantor subsidiaries will be structurally senior to any claim you may have against these non-guarantor subsidiaries relating to the notes. For fiscal 2009, our non-guarantor subsidiaries represented less than 0.01% of our revenues. In addition, as of April 4, 2010, after giving effect to the issuance of the 2010 notes and the application of the net proceeds therefrom, as if each had occurred on that date, our non-guarantor subsidiaries would have held approximately $1.5 million of our consolidated assets and had approximately $19,000 of our liabilities (including trade payables), to which the notes would have been structurally subordinated. In the event of a bankruptcy, liquidation, reorganization or other winding up of our non-guarantor subsidiaries, holders of its indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

In addition, the indenture permits non-guarantor subsidiaries to incur additional indebtedness. Therefore, the notes would be effectively subordinated to this additional indebtedness that may be incurred by the non-guarantor subsidiaries. See “Description of the Exchange Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

We will require a significant amount of cash to service all our indebtedness, including the notes, and our ability to generate sufficient cash depends upon many factors, some of which are beyond our control.

Our ability to make payments on and refinance our debt and to fund working capital needs and planned capital expenditures depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that our business will continue to generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness or that our cash needs will not increase. If we are unable to generate sufficient cash flow from operations in the future to service our debt and meet our other needs, we may have to refinance all or a portion of our debt, obtain additional financing or reduce expenditures or sell assets that we deem necessary to our business. We cannot assure you that any of these measures would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on our financial condition and on our ability to meet our obligations to you under the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our revolving credit facility that is not waived by the required lenders under such facility, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our revolving credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our revolving credit facility could elect to terminate any ongoing commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders under such facility. If this occurs, we would be in default under one or both of such facilities, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

We may not have the funds to purchase the notes upon the change of control offer as required by the indenture governing the notes.

Upon a change of control, as defined in the indenture, subject to certain conditions, we are required to offer to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The source of funds for that purchase of notes will be our available cash or cash generated from our existing and future subsidiaries, if any, operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any change of control to make required repurchases of notes tendered. In addition, the terms of our revolving credit facility limit our ability to repurchase your notes and provide that certain change of control events will constitute an event of default thereunder. Our future debt agreements may contain similar restrictions and provisions. If the holders of the notes exercise their right to require us to repurchase all the notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our other debt and the notes or that restrictions in our revolving credit facility and the indenture will not allow such repurchases. In addition, certain corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” under the indenture. See “Description of the Exchange Notes—Repurchase at the Option of the Holders—Change of Control” for additional information.

An active trading market may not develop for the notes.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. Currently, there is no established market for the notes and we cannot assure you as to:

•	markets that may develop for the notes;

•	your ability as holders of the notes to sell your notes; or

•	the prices at which you would be able to sell their notes.

If any markets were to exist, the notes could trade at prices that may be lower than their initial market value, depending upon many factors, including prevailing interest rates and the markets for similar securities.

The liquidity of, and trading market for, the notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independently of our financial performance and prospects.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the notes.

You may suffer adverse consequences if you fail to exchange your 2010 notes.

If you do not exchange your 2010 notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your 2010 notes described in the legend on your 2010 notes. The restrictions on transfer of your 2010 notes arise because we issued the 2010 notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the 2010 notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register the 2010 notes under the Securities Act. The tender of 2010 notes under the exchange offer will reduce the principal amount of the currently outstanding 2010 notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding 2010 notes that you continue to hold following completion of the exchange offer.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for 2010 notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

Federal and state statutes could allow courts, under specific circumstances, to void the subsidiary guarantees, subordinate claims in respect of the notes and require note holders to return payments received from subsidiary guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a subsidiary guarantee or claims related to the notes or subordinate a subsidiary guarantee to all of our other debts or to all other debts of a subsidiary guarantor if, among other things, we or a subsidiary guarantor, at the time we or such subsidiary guarantor incurred the indebtedness evidenced by its subsidiary guarantee:

•	intended to hinder, delay or defraud any present or future creditor; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

•	the subsidiary guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the subsidiary guarantor was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	the subsidiary guarantor intended to incur, or believed that it would incur, debts beyond the subsidiary guarantor’s ability to pay such debts as they mature.

Each guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

In addition, a court could void any payment by a subsidiary guarantor pursuant to the notes or a subsidiary guarantee and require that payment to be returned to such subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor. The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we will not be insolvent, will not have insufficient capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature.

There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or any subsidiary guarantor’s conclusions in this regard.

We, meaning Susser Holdings, L.L.C., have no operations of our own and derive all of our revenue from our subsidiaries. If a guarantee of the notes by a subsidiary were avoided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations such as the notes.

The market valuation of the notes may be exposed to substantial volatility.

A real or perceived economic downturn or higher interest rates could cause a decline in the notes, and thereby negatively affect the market for the trading price of the notes. Because the notes may be thinly traded, it may be more difficult to sell and accurately value the notes. In addition, as has recently been evident in the current turmoil in the global financial markets, the present economic slowdown and the uncertainty over its breadth, depth and duration, the entire high-yield bond market can experience sudden and sharp price swings, which can be exacerbated by large or sustained sales by major investors in the notes, a high-profile default by another issuer, or simply a change in the market’s psychology regarding high-yield bonds. Moreover, if one of the major rating agencies lowers its credit rating on the notes, the price of the notes will likely decline.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain historical information as well as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. These forward-looking statements generally can be identified by use of phrases such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “forecast” or other similar words or phrases. Descriptions of our objectives, goals, targets, plans, strategies, costs, anticipated capital expenditures, expected cost savings and benefits are also forward-looking statements. These forward-looking statements are based on our current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements, including:

•	Competitive pressures from convenience stores, gasoline stations, other non-traditional retailers located in our markets and other wholesale fuel distributors;

•	Volatility in crude oil and wholesale petroleum costs;

•	Currently unknown liabilities in connection with the acquisition of Town & Country;

•	Wholesale cost increases of tobacco products or future legislation or campaigns to discourage smoking;

•	Litigation or adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities;

•	Intense competition and fragmentation in the wholesale motor fuel distribution industry;

•	The operation of our stores in close proximity to stores of our dealers;

•	Changes in economic conditions, generally, and in the markets we serve, consumer behavior, and travel and tourism trends;

•	Seasonal trends in the industries in which we operate;

•	Unfavorable weather conditions;

•	Cross-border risks associated with the concentration of our stores in markets bordering Mexico;

•	Inability to identify, acquire and integrate new stores;

•	Our ability to comply with federal and state regulations including those related to environmental matters and the sale of alcohol and cigarettes;

•	Dangers inherent in storing and transporting motor fuel;

•	Pending or future consumer or other litigation;

•	Our ability to insure our motor fuel operations;

•	Dependence on one principal supplier for merchandise;

•	Dependence on two principal suppliers for motor fuel and one principal provider for third-party transportation of substantially all motor fuel;

•	Dependence on suppliers for credit terms;

•	Dependence on senior management and the ability to attract and retain qualified employees;

•	Acts of war and terrorism;

•	Risks relating to our substantial indebtedness;

•	Dependence on our information technology systems;

•	Changes in accounting standards policies or estimates;

•	Impairment of goodwill or indefinite lived assets; and

•	Other unforeseen factors.

For a discussion of these and other risks and uncertainties, please refer to the risks set forth under the caption “Risk Factors” in this prospectus and under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 3, 2010, which is incorporated by reference into this prospectus. These lists of factors that could affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this prospectus are based on, and include, our estimates as of the date of this prospectus. We anticipate that subsequent events and market developments will cause our estimates to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available in the future.

By including, or incorporating by reference, any information in this prospectus, we do not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus and the documents incorporated by reference in this prospectus.

THE EXCHANGE OFFER

General

Concurrently with the issuance of the 2010 notes, we entered into a registration rights agreement with the initial purchasers of the 2010 notes that requires us to use our reasonable best efforts to file a registration statement under the Securities Act with respect to the exchange notes within 180 days of the issue date of the 2010 notes and, upon the effectiveness of the registration statement, to offer to the holders of the notes the opportunity to exchange their notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act.

The registration rights agreement provides that we must (i) use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act within 90 calendar days of the filing of the exchange offer registration statement and (ii) use our reasonable best efforts to consummate the exchange offer within 35 calendar days after the effectiveness of the exchange offer registration statement. Once the exchange offer registration statement has been declared effective, we will offer the exchange notes in exchange for surrender of the notes. We will keep the exchange offer open for at least 30 calendar days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the notes. For each note surrendered to us pursuant to the exchange offer, the holder who surrendered such note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the note surrendered in exchange therefor or, if no interest has been paid on such note, from the original issue date of such note.

A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Following the completion of the exchange offer, holders of 2010 notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the 2010 notes will continue to be subject to certain restrictions on transfer.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	the exchange notes acquired pursuant to the exchange offer are being obtained in your ordinary course of business;

•	you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes;

•

you are not an “affiliate,” as defined under Rule 405 under the Securities Act, of ours or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the exchange notes; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for 2010 notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement covering resales of the 2010 notes pursuant to Rule 415 under the Securities Act.

Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of ours;

•	is a broker-dealer who purchased 2010 notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business;

•	has an arrangement with any person to engage in the distribution of the exchange notes; or

•	is prohibited by any law or policy of the SEC from participating in the exchange offer.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for 2010 notes, where such 2010 notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. See “Plan of Distribution.” Broker-dealers who acquired 2010 notes directly from us and not as a result of market making activities or other trading activities may not rely on the staff’s interpretations discussed above, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the 2010 notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all 2010 notes validly tendered and not withdrawn prior to 8:00 a.m., New York City time, on , 2010, or such date and time to which we extend the offer. We will issue $2,000 in principal amount of exchange notes in exchange for each $2,000 principal amount of 2010 notes accepted in the exchange offer. Holders may tender some or all of their 2010 notes pursuant to the exchange offer. The 2010 notes may be tendered only in integral multiples of $1,000 in principal amount.

The exchange notes will evidence the same debt as the 2010 notes and will be issued under the terms of, and entitled to the benefits of, the applicable indenture relating to the 2010 notes. The form and the terms of the exchange notes are substantially the same form and terms of the 2010 notes, except that the exchange notes to be issued in the exchange offer have been registered under the Securities Act and will not bear legends restricting transfer. The exchange notes will be issued pursuant to, and entitled to the benefits of, the indenture. The exchange notes and the 2010 notes will be deemed a single issue of notes under the indenture.

As of the date of this prospectus, $425,000,000 in aggregate principal amount of 2010 notes were outstanding, and there was one registered holder, a nominee of The Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the 2010 notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered 2010 notes when, as and if we have given oral or written notice thereof to Wells Fargo Bank, N.A., which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered 2010 notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth under the heading “—Conditions to the Exchange Offer,” any such unaccepted 2010 notes will be returned, without expense, to the tendering holder of those 2010 notes promptly after the expiration date unless the exchange offer is extended.

Holders who tender 2010 notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of 2010 notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See “—Fees and Expenses.”

WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR EXISTING 2010 NOTES IN THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER IN THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT AT MATURITY OF 2010 NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments

The expiration date shall be 8:00 a.m., New York City time, on             , 2010, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date. We reserve the right, in our sole discretion:

•

to delay accepting any 2010 notes, to extend the exchange offer or, if any of the conditions set forth under “—Conditions to the Exchange Offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement or a supplemental prospectus, as required. In the event that we make a material change in the exchange offer, including the waiver of a material condition, we will extend the expiration date of the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.

We acknowledge and undertake to comply with the provisions of Rule 14e-1(c) under the Exchange Act, which requires us to return the 2010 notes surrendered for exchange promptly after the termination or withdrawal of the exchange offer. We will notify you promptly of any extension, termination or amendment.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your 2010 notes to the exchange agent as described below. We will only issue exchange notes in exchange for 2010 notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the 2010 notes, and you should follow carefully the instructions on how to tender your 2010 notes. It is your responsibility to properly tender your 2010 notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.

The method of delivery of 2010 notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or 2010 notes to us. You may request your broker, dealer, commercial bank, trust company, or nominee to effect the transactions for you.

If you have any questions or need help in exchanging your 2010 notes, please contact the exchange agent at the address or telephone number described below.

Book Entry Interests

All of the 2010 notes were issued in book-entry form, and all of the 2010 notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the 2010 notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their 2010 notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender 2010 notes and that the participant agrees to be bound by the terms of the letter of transmittal. By using the ATOP procedures to exchange 2010 notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

Procedures Applicable to All Holders

If you tender an original note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If your 2010 notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your 2010 notes, either make appropriate arrangements to register ownership of the 2010 notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

•	2010 notes tendered in the exchange offer are tendered either

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution; and

•	the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

If the letter of transmittal is signed by a person other than you, your 2010 notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those 2010 notes.

If the letter of transmittal or any 2010 notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered 2010 notes. This determination will be final and binding. We reserve the absolute right to reject any and all 2010 notes not properly tendered or any 2010 notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular 2010 notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your 2010 notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of 2010 notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

•	you improperly tender your 2010 notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or improper tender.

The exchange agent will return your 2010 notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer exchange notes for, any 2010 notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer; and

•	to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the exchange offer.

By tendering, you will represent to us that, among other things:

•	the exchange notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

•

at the time of the commencement of the exchange offer you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes to be issued to you in the exchange offer in violation of the Securities Act;

•	you are not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of us;

•	if you are a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of the exchange notes to be issued to you in the exchange offer;

•

if you are a participating broker-dealer that will receive exchange notes for its own account in exchange for the 2010 notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of the exchange notes; and

•	you are not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.

In all cases, issuance of exchange notes for 2010 notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your 2010 notes, a timely book-entry confirmation of your 2010 notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered 2010 notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if 2010 notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged 2010 notes, or 2010 notes in substitution therefor, will be returned without expense to you. In addition, in the case of 2010 notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged 2010 notes will be credited to your account maintained with DTC promptly after the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC for the exchange offer. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

If one of the following situations occur:

•	you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent’s account at DTC; or

•	you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

When We Will Issue Exchange Notes.

In all cases, we will issue exchange notes for 2010 notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 8:00 a.m., New York City time, on the expiration date:

•	a book-entry confirmation of such 2010 notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Outstanding Notes Not Accepted or Exchanged. If we do not accept any tendered 2010 notes for exchange the unaccepted or non-exchanged 2010 notes will be returned without expense to their tendering holder. Such non-exchanged 2010 notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Participating broker-dealers. Each broker-dealer that receives exchange notes for its own account in exchange for 2010 notes, where those 2010 notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of 2010 notes may be withdrawn at any time prior to 8:00 a.m., New York City time, on the expiration date.

For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn 2010 notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any 2010 notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any 2010 notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the 2010 notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn 2010 notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to 8:00 a.m., New York City time, on the expiration date of the exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any 2010 notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we determine:

•	the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC;

•	an injunction, order or decree has been issued that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

•	an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer;

•	all governmental approvals have not been obtained, which approvals we deem necessary for the consummation of the exchange offer; or

•

there has been proposed, adopted or enacted any law, statute, rule or regulation which, in our reasonable judgment, would materially impair our ability to consummate the exchange offer or have a material adverse effect on us if the exchange offer was consummated.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time (in the case of any condition involving governmental approvals necessary to the consummation of the exchange offer) and from time to time prior to the time of expiration (in the case of all other conditions).

In addition, we will not accept for exchange any 2010 notes tendered, and no exchange notes will be issued in exchange for any of those 2010 notes, if at the time the notes are tendered any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of 2010 notes being tendered for exchange.

Effect of Not Tendering

Holders of 2010 notes who do not exchange their 2010 notes for exchange notes in the exchange offer will remain subject to the restrictions on transfer of such 2010 notes:

•

as set forth in the legend printed on the 2010 notes as a consequence of the issuance of the 2010 notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the prospectus distributed in connection with the private offering of the 2010 notes.

Exchange Agent

All executed letters of transmittal should be directed to the exchange agent. Wells Fargo Bank, N.A. has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Registered, Certified Mail or Regular Mail:	By Overnight Courier:	By Hand Delivery:

MAC N9303-121 P.O. Box 1517 Minneapolis, Minnesota 55480	MAC N9303-121 6th & Marquette Avenue Minneapolis, Minnesota 55479	608 2nd Avenue South Northstar East Building - 12th Floor
Minneapolis, Minnesota

By Facsimile Transmission: (612) 667-6282 Attention: Corporate Trust Operations Confirmed by Telephone: (800)344-5128

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses. We currently estimate that the aggregate costs will be approximately $125,000.

Transfer Taxes

Holders who tender their 2010 notes for exchange notes will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that 2010 notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those 2010 notes.

Appraisal Rights

You will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes under accounting principles generally accepted in the United States of America.

Participating Broker-Dealers

Each broker-dealer that receives exchange notes for its own account in exchange for 2010 notes, where such 2010 notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for each of the exchange notes, we will receive 2010 notes in like principal amount. We will retire or cancel all of the 2010 notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth the unaudited cash and cash equivalents and unaudited consolidated capitalization of Susser Holdings Corporation as of April 4, 2010 on a historical basis and on an as adjusted basis to reflect this exchange offer, the issuance of the 2010 notes, the application of the estimated net proceeds therefrom and the amendment and restatement of our credit facility executed in connection therewith. This information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the consolidated financial statements and related notes included in the Form 10-K and Form 10-Q. See “Incorporation of Documents by Reference.”

	As of April 4, 2010
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents(1)	$20.2	$20.2

Debt (including current maturities):
Revolving credit facility(2)	$5.9	$18.2
Term loan facility(3)	89.3	—
Mortgage Note due 2015	10.0	10.0
10 5/8 % Senior Notes due 2013	300.0	—
8.50% Senior Notes due 2016, issued May 7, 2010(4)	—	425.0
Other long-term debt(5)	3.0	(4.9)

Total debt	408.2	448.3
Shareholders’ equity	205.9	191.3

Total capitalization	$614.1	$639.6

(1)	Includes $5.2 million of restricted cash in escrow that is not available for use.
(2)	As of April 4, 2010, we had $5.9 million outstanding under the revolving credit facility. As of April 4, 2010, after giving effect to this exchange offer, the issuance of the 2010 notes, the application of the estimated net proceeds therefrom and the amendment and restatement of our credit facility, we would have had $89.6 million of borrowing capacity available to us under our revolving credit facility (net of $12.2 million in outstanding letters of credit). The $18.2 million in borrowing costs include the estimated accrued interest on the 2013 Notes through the redemption date of $14.4 million.
(3)	As of April 4, 2010, the outstanding indebtedness under the term loan facility was $89.3 million. A portion of the proceeds of the issuance of the 2010 Notes will be used to repay the aggregate principal amount outstanding under the term loan facility plus accrued and unpaid interest.
(4)	Does not give effect to original issue discount of $4.9 million.
(5)	Includes unamortized issuance premium associated with the 2013 Notes, which is eliminated when the 2013 are redeemed, and the $4.9 million original issue discount on the 2010 Notes.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the fiscal years ended 2006 through 2009 and for the three months ended April 4, 2010 was as follows:

Year Ended					Three Months Ended
January 1, 2006	December 31, 2006	December 30, 2007	December 28, 2008	January 3, 2010	April 4, 2010
—	—	1.37x	1.53x	1.07x	—

The ratio of earnings to fixed charges is computed by dividing fixed charges of Susser Holdings Corporation and its consolidated subsidiaries into earnings before income taxes, adjusting for minority interest in consolidated subsidiary, discontinued operations and cumulative effect of changes in accounting plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges include interest expense, which includes amortization of debt offering costs and capitalized interest. Earnings for the years ended January 1, 2006 and December 31, 2006 and the three months ended April 4, 2010 were inadequate to cover fixed charges by a deficiency of $20.8 million, $4.4 million and $8.0 million, respectively. Included in the fiscal 2005 results is $17.3 million of compensation expense recognized for options redeemed related to the December 2005 recapitalization.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description,

•	the word “Company” refers only to Susser Holdings, L.L.C. and not to any of its subsidiaries;

•

the word “SFC” refers only to Susser Finance Corporation, a wholly-owned subsidiary of the Company formed solely for purposes of serving as a co-obligor of the notes offered hereby; SFC will have no operations or substantial assets;

•	the word “Issuers” refers only to the Company and SFC and not to any of their consolidated subsidiaries; and

•	the word “Holdings” refers only to Stripes Holdings LLC, the parent of the Company, and not to any of its subsidiaries.

The following description is a summary of the material provisions of the indenture dated May 7, 2010, among the Company, each of the Guarantors and Wells Fargo Bank, N.A., as trustee (the “indenture”) and the registration rights agreement. It does not restate those agreements in their entirety. The Issuers urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	are senior unsecured obligations of the Issuers;

•	rank equally in right of payment with existing and future senior indebtedness of the Issuers;

•

are effectively subordinated to all of the Issuers’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including any Indebtedness outstanding under the Credit Agreement);

•	are structurally subordinated to all existing and any future Indebtedness and other liabilities of the Issuers’ subsidiaries that are not Guarantors;

•	rank senior in right of payment to any future subordinated Indebtedness of the Issuers; and

•	are unconditionally guaranteed by the Guarantors.

After giving effect to the issuance of the 2010 notes, the use of the net proceeds therefrom and the amendment and restatement of the Company’s credit facility, as of April 4, 2010, the Issuers and their Subsidiaries would have had outstanding total Indebtedness of approximately $453.2 million, excluding $4.9 million of original issue discount, $18.2 million of which would have been secured Indebtedness under the Credit Agreement, and the ability to borrow approximately an additional $89.6 million under the Credit Agreement (net of $12.2 million in outstanding letters of credit). The Issuers expect that borrowings under the Credit Agreement will fluctuate on an intramonthly basis. The indenture will permit the Issuers to incur additional Indebtedness, including senior Indebtedness.

The Note Guarantees

The notes are jointly and severally guaranteed by Susser Holdings Corporation, Holdings, and each of the Company’s existing and future domestic subsidiaries other than Susser Company, Ltd. (“SCL”) and those Subsidiaries of the Company that are Non-Operating Subsidiaries.

Each guarantee of the notes:

•	is a senior obligation of such Guarantor;

•	ranks equally in right of payment with all of the existing and future senior Indebtedness of such Guarantor;

•	ranks senior in right of payment to all of the existing and future subordinated Indebtedness of such Guarantor; and

•

is effectively subordinated to all of the existing and future secured indebtedness of such Guarantor to the extent of the value of the assets securing such indebtedness (including any Indebtedness outstanding under the Credit Agreement).

As of the Issue Date, each of the Company’s subsidiaries became “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company will be permitted to create and designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Such Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

Principal, Maturity and Interest

The Issuers issued $425.0 million in aggregate principal amount of notes in the 2010 offering. The Issuers may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to compliance with all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers issued notes in denominations of $2,000 and integral multiples of $1,000. The notes will mature on May 15, 2016.

Interest on the notes accrues at the rate of 8.50% per annum and is payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2010. The Issuers will make each interest payment to the holders of record on the immediately preceding May 1 and November 1. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Company, the Issuers will pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the holders of notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer (other than transfer taxes in connection with a tender of the 2010 notes for the exchange notes). The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes are guaranteed by Holdings, Susser Holdings Corporation and each of the Company’s existing and future domestic restricted subsidiaries, except SCL and Non-Operating Subsidiaries.

The Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. However, in a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees. See “Risk Factors—Risks Related to the Exchange Notes—Federal and state statutes could allow courts, under specific circumstances, to void the subsidiary guarantees, subordinate claims in respect of the notes and require note holders to return payments received from subsidiary guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

•	immediately after giving effect to that transaction, no Default or Event of Default exists; and

•	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

•

in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

•

in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

•	if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

•

in connection with any consolidation or merger if the Guarantor or surviving Person shall cease to be a Subsidiary of the Company, if the consolidation or merger complies with the provisions of the indenture; or

•

upon Legal Defeasance or Covenant Defeasance (as defined herein) or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to May 15, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture at a redemption price of 108.500% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a Public Equity Offering of the Company or a contribution to the Company’s or a Restricted Subsidiary’s common equity capital made with the net cash proceeds of a Public Equity Offering of any other direct or indirect parent of the Company; provided that:

•

at least 65% of the aggregate principal amount of the notes issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

•	the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

The notes may be redeemed, in whole or in part, at any time prior to May 15, 2013 at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Issuers’ option prior to May 15, 2013.

On or after May 15, 2013, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve month period beginning on May 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on an interest payment date that is prior to the applicable redemption date:

Year	Percentage

2013	104.250%
2014	102.125%
2015 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is prior to the purchase date. Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third-party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuers and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

A Change of Control Offer may be made in advance of a Change of Control, conditioned upon consummation of the Change of Control, if a definitive agreement is in effect at the time of making such Change of Control Offer that, when consummated in accordance with its terms, will result in a Change of Control.

In addition, under a recent Delaware Chancery Court interpreting a change of control repurchase requirement with a continuing director provision (such as that included in our definition of “Change of Control”), a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger a Holder’s right to require the Issuers to make a Change of Control Offer as described above.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	except for any Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)(i)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Sale, to the extent of the cash received in that conversion, sale or exchange; (ii) any Ordinary Course Notes and Fuel Agreements or (iii) notes in exchange for raw, undeveloped land, which notes are secured by such land.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may at its option:

(1)	apply such Net Proceeds to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	apply such Net Proceeds to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company (or enter into a definitive agreement with respect thereto that is consummated within 545 days after the receipt of any such Net Proceeds);

(3)	apply such Net Proceeds to make a capital expenditure; or

(4)	apply such Net Proceeds to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business (or enter into a definitive agreement with respect thereto that is consummated within 545 days after the receipt of any such Net Proceeds).

Pending the final application of any Net Proceeds, the Issuers or a Restricted Subsidiary may temporarily reduce revolving credit borrowings or temporarily invest the Net Proceeds in cash or Cash Equivalents.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” The Issuers will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of Asset Sales to purchase the maximum principal amount of notes and such other Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash and the offer or redemption price for such other pari passu Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered into such Asset Sale Offer and other pari passu Indebtedness tendered exceeds the amount of Excess Proceeds, the trustee will select the notes and the Company or such other applicable party shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Notwithstanding the foregoing provisions of this covenant, the Issuers will not be required to make an Asset Sale Offer in accordance with this covenant until the aggregate amount of Excess Proceeds exceeds $10.0 million.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing the Issuers’ other Indebtedness, including the Credit Agreements contain, and future agreements, including any Credit Facility, may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under the Credit Agreement or these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuers. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain prohibited from purchasing notes. In that case, the Issuers’ failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the Credit Agreement or the other Indebtedness. Finally, the Issuers’ ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuers’ then existing financial resources. See “Risk Factors—Risks Related to the Exchange Notes—We may not have the funds to purchase the notes upon the change of control offer as required by the indenture governing the notes.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair, appropriate and practicable.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional unless the redemption is conditional upon the occurrence of a subsequent event.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (x) a payment of interest or principal at the Stated Maturity thereof; or (y) a payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of (i) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Company’s last completed fiscal quarter preceding the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) and (ii) any dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period; plus

(b) 100% of the aggregate net cash proceeds and the Fair Market Value of assets received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); provided, that any such proceeds applied pursuant to clause (17) of the definition of “Permitted Investments” shall be excluded from this clause (iii)(b); plus

(c) to the extent that any Unrestricted Subsidiary designated as such after the Issue Date (i) is redesignated as a Restricted Subsidiary, (ii) is merged or consolidated into the Company or any of its Restricted Subsidiaries or (iii) transfers all or substantially all of its assets to the Company or any of its Restricted Subsidiaries after the Issue Date, the Fair Market Value of (x) in the case of clause (i) or (ii) above, the Company’s Investment in such Subsidiary as of the date of such redesignation, merger or consolidation and (y) in the case of clause (iii) above, such assets; plus

(d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated, repaid, repurchased or redeemed for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the initial amount of such Restricted Investment.

Notwithstanding the foregoing, so long as no Default has occurred and is continuing or would be caused thereby (other than in respect of clauses (1), (3), (6), (8), (9) and (10)), the preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for Equity Interests of the Company (other than Disqualified Stock) or out of the net cash proceeds received by the Company from the substantially contemporaneous sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or from the substantially contemporaneous contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds will be excluded from and not duplicated with clause (iii)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis taking into account the relative preferences, if any, of the various classes of Equity Interests in such Restricted Subsidiaries;

(5) the repurchase, redemption or other acquisition or retirement for value of, or dividends or distributions to Holdings to allow Holdings to repurchase, redeem or acquire, any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current, former or future officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, employment agreement, severance agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) may not exceed $2.5 million in any twelve month period plus the aggregate net cash proceeds received by the Company after the Issue Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current, former or future director, partner, officer or employee of the Company or any Restricted Subsidiary (provided that the amount of such net cash proceeds received by the Company and utilized pursuant to this clause (5) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (iii)(b) of the preceding paragraph); and provided, further, that amounts available pursuant to this clause (5) to be utilized for Restricted Payments during any twelve month period may be carried forward and utilized in the next succeeding twelve month periods).

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent (i) a portion of the exercise price of those stock options, or (ii) withholding incurred in connection with such exercise;

(7) the payment of any dividend to holders of any class or series of Disqualified Stock of the Company or preferred stock of its Restricted Subsidiaries issued in accordance with the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the calculation of Fixed Charges and excluded from the calculation of Net Income for all purposes;

(8) any repricing or issuance of employee stock options outstanding on the Issue Date or the payment of bonuses pursuant to such arrangements as in effect as of the Issue Date;

(9) Permitted Holdings Payments; or

(10) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness that is contractually subordinated to the notes or any Note Guarantee pursuant to provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all notes tendered by holders of the notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(11) other Restricted Payments in an aggregate amount not to exceed $10.0 million since the Issue Date.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the Fair Market Value exceeds $15.0 million.

For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (11) above or is entitled to be made according to the first paragraph of this covenant, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness (including Acquired Debt) that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the notes shall not exceed $10.0 million at any one time outstanding.

The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) 85% of accounts receivable plus 60% of inventory and (y) $160.0 million;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the Issue Date and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, Attributable Debt, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing, whether or not incurred at the time of such cost or acquisition, all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or intellectual property rights used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) 8.0% of Consolidated Net Tangible Assets and (y) $35.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or clauses (2), (3), (4), (5), (14) or (15) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Subsidiary of the Company; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(9) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of customers for check cashing and short term lending products in the ordinary course of business consistent with past practices;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds or similar types of obligations in the ordinary course of business;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days of being incurred;

(13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(14) Acquired Debt; provided that, after giving pro forma effect to the transactions that result in the incurrence of such Acquired Debt the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; and

(15) the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $40.0 million.

The Company will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the notes and the Note Guarantee of such Restricted Subsidiary on substantially identical terms. The indenture will not treat Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted, in its sole discretion, to classify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred stock in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above. Except as set forth above, at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except Permitted Liens) on any asset now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom securing Indebtedness unless, in the case of Indebtedness expressly subordinated to the notes, the notes and Note Guarantees are secured by a Lien on such assets that is senior in priority to such Liens; or in the case of Indebtedness that ranks equally with the notes, the notes and the Note Guarantees are equally and ratably secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its property or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) the indenture, the notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) restrictions on cash and other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens, including real estate mortgages, permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive (as determined by the Company in good faith) in any material respect than those contained in such agreements or instruments in effect on the Issue Date, if:

(i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or

(ii) at the time such Indebtedness is Incurred, such encumbrance or restriction is not expected to materially affect the Company’s ability to make principal or interest payments on the notes, as determined in good faith by the chief financial officer of the Company, whose determination shall be conclusive; and

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to a supplemental indenture and any other applicable agreement reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(5) the trustee is provided with an opinion of counsel stating that such consolidation or merger complies with the provisions of the indenture.

Clause (4) of the preceding paragraph of this “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Wholly Owned Restricted Subsidiaries.

Holdings may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not Holdings is the surviving Person) another Person, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of Holdings under the indenture, pursuant to a supplemental indenture satisfactory to the trustee.

In the event of any transaction described in and complying with the conditions listed in this covenant in which Holdings or the Company is not the continuing entity, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings or the Company, as the case may be, and Holdings or the Company, as the case may be, would be discharged from all obligations and covenants under the indenture and the notes or its Note Guarantee, as the case may be, and the registration rights agreement.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and either (x) a further resolution by a majority of the disinterested members of the Board of Directors of the Company approving such Affiliate Transaction, or (y) a copy of an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a copy of an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

The following items and payments pursuant thereto, will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Stock) to directors and employees pursuant to stock option or stock ownership plans, in each case, approved in good faith by the Board of Directors of the Company;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees, compensation benefits or indemnity to directors;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” or any Permitted Investment;

(7) loans or advances to employees made in the ordinary course of business;

(8) any agreement as in effect on the Issue Date, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable in any material respect to the Company or its Restricted Subsidiaries) and the transactions evidenced thereby; and

(9) Permitted Holdings Payments.

Business Activities

The Issuers will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuers and their Restricted Subsidiaries taken as a whole.

SFC will not hold any material assets or become liable for any Obligations or engage in any business activities; provided that SFC may be a co-obligor of the notes (including any additional notes) pursuant to the terms of the indenture, a borrower or guarantor pursuant to the terms of the Credit Agreement or a co-obligor on other Indebtedness of the Company permitted under the indenture if the Company is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company’s Restricted Subsidiaries other than SFC. SFC may, as necessary, engage in any activities directly related to or necessary in connection with serving as a co-obligor of the notes, a borrower or guarantor pursuant to the terms of the Credit Agreement and a co-obligor on such other Indebtedness. The Company will not sell or otherwise dispose of any of its Equity Interests in SFC and will not permit SFC, directly or indirectly, to issue or sell or otherwise dispose of any of its Equity Interests.

Holdings shall not conduct or engage in any business or hold or acquire any assets other than:

(a) the ownership of Capital Stock of the Company and any activities directly related to such ownership;

(b) the performance of its obligations under and in connection with its Note Guarantee, the Credit Agreement and any other Indebtedness with respect to which the Company is an obligor and the proceeds of which are received by the Company or one or more of the Company’s Restricted Subsidiaries; or

(c) the undertaking of any actions required by law, regulation or order, including to maintain its existence.

Limitation on Issuances of Guarantees of Indebtedness

The Company will not permit any of its domestic Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such domestic Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such domestic Restricted Subsidiary, which Guarantee will be senior to or pari passu with such domestic Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.

Any Guarantee of the notes will be released upon the occurrence of certain events described in the indenture and will be subject to the terms and conditions relating to Guarantees of the notes set forth in the indenture.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries (x) acquires or creates a Restricted Subsidiary after the Issue Date (other than a Non-Operating Subsidiary) or (y) any subsidiary that was formerly designated as a Non-Operating Subsidiary no longer constitutes a Non-Operating Subsidiary, then that newly acquired or created Restricted Subsidiary or such Subsidiary that is no longer a Non-Operating Subsidiary, as applicable, will (1) become a Guarantor and execute a supplemental indenture, and (2) deliver to the trustee an opinion of counsel relating to the foregoing within 10 business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

The Company may not designate SFC an Unrestricted Subsidiary.

Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction other than Permitted Sale Leaseback Transactions; provided that the Company or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:

(1) the Company or such Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Certain Covenants—Liens;”

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the SEC’s rules and regulations, so long as any notes are outstanding, the Company will furnish to the holders of notes within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service shall be deemed to satisfy the Company’s delivery obligation. To the extent that the Company does not file such information with the SEC, the Company will either (1) distribute such reports (as well as the details regarding the conference call described below) electronically to (a) any holder of the notes, (b) to any beneficial owner of notes, (c) to any prospective investor who provides their e-mail address to the Company and certifies that they are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (“QIB”) or (d) any securities analyst who provides their e-mail address to the Company and certifies that they are a securities analyst, or (2) (x) post such reports (as well as the details regarding the conference call described below) on a website accessible to (a) any holder of the notes, (b) to any beneficial owner of notes, (c) to any prospective investor who certifies that they are a QIB or (d) any securities analyst who certifies that they are a securities analyst and (y) provide notice of each such posting by means of a press release on a nationally recognized business news wire service, in the case of quarterly and annual reports not less than three nor more than five business days prior to posting, and in the case of current reports contemporaneously with the posting of such report. Unless the Company is subject to the reporting requirements of the Exchange Act, the Company will also hold a quarterly conference call for the holders of the notes to discuss such financial information. The conference call will not be later than three business days from the time that the Company distributes the financial information as set forth above.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.

If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will distribute or post all reports required by this covenant in accordance with the second preceding paragraph.

In addition, the Company agrees that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that (1) the rules and regulations of the SEC permit the Company and any direct or indirect parent company of the Company to report at such parent entity’s level on a consolidated basis and (2) such parent entity of the Company is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly of the Capital Stock of the Company, the information and reports required by this covenant may be those of such parent company on a consolidated basis.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default results in the acceleration of such Indebtedness prior to its express maturity, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to an Issuer, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

In the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the first paragraph of this section, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Liquidated Damages, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security reasonably satisfactory to the trustee or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the notes.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, member, manager, partner, incorporator or stockholder of the Company, SFC or any Guarantor, as such, will have any liability for any obligations of the Company, SFC or the Guarantors under the notes, the indenture and the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time, at the option of their respective Boards of Directors evidenced by resolutions set forth in an officers’ certificate, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an Independent Financial Advisor to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which any Issuer or any Guarantor is a party or by which any Issuer or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which any Issuer or any of their respective Subsidiaries is a party or by which any Issuer or any of their respective Subsidiaries is bound;

(6) the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Company, SFC, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(5) to conform the text of the indenture, the notes or the Note Guarantees to any provision of this Description of the Exchange Notes to the extent that such provision in this Description of the Exchange Notes was intended to be a verbatim recitation of a provision of the indenture, the notes or the Note Guarantees;

(6) to provide for the issuance of additional notes, in accordance with the limitations set forth in the indenture as of the Issue Date;

(7) to provide additional rights or benefits to holders of notes or to amend or supplement the indenture in a manner that does not adversely affect the rights of holders of notes; or

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes.

The consent of the holders of the notes will not be necessary under the indenture to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company, SFC or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company, SFC or any Guarantor is a party or by which the Company, SFC or any Guarantor is bound;

(3) the Company, SFC or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Company, SFC or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this offering memorandum may obtain a copy of the indenture and registration rights agreement without charge by writing to Susser Holdings, L.L.C. 4525 Ayers Street, Corpus Christi, Texas 78415, Attention: General Counsel.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to a note at any date of redemption, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such note at May 15, 2013 (such redemption price being described under “—Optional Redemption”) plus (2) all remaining required interest payments due on such note through May 15, 2013 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries (other than Equity Interests required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale, lease or discount of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete (or otherwise unsuitable for use in connection with the business of Holdings and its Restricted Subsidiaries) assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7) dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(8) the granting of a Lien permitted by the indenture;

(9) the unwinding of any Hedging Obligations;

(10) licenses, leases or subleases of property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(11) the sale or other disposition of Equity Interests of, or any Investment in, an Unrestricted Subsidiary;

(12) Permitted Asset Swaps;

(13) Permitted Sale Leaseback Transactions; and

(14) the sale of Permitted Investments (other than sales of Equity Interests of any of the Company’s Restricted Subsidiaries) made by the Company or any Restricted Subsidiary after the Issue Date, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of common equity capital to the Company.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, including, in each case, Preferred Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to a Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than 365 days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and

(6) money market funds or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (as defined above), other than one or more of the Principals, acquires the Beneficial Ownership, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Principals) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Principals) or any other Person (other than one or more Principals) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(i) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and

(ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction.

For purposes of clause (3) above, a Person (a “Reference Person”) shall be deemed to Beneficially Own any Voting Stock of a specified Person held by a parent Person so long as such Reference Person beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent Person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to (a) any extraordinary loss plus (b) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, in each case to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period and franchise taxes based on income, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) any fees, costs and expenses incurred during such period by such Person and its Restricted Subsidiaries in connection with or as a result of any Equity Offering or issuance of Indebtedness, in each case, permitted by the indenture (whether or not consummated or Issued) and any charges or non-recurring costs incurred during such period as a result of any such transaction; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including charges related to the write-off of goodwill or intangibles as a result of impairment, in each case, as required by FASB ASC 350 (or any successor provision) or FASB ASC 360 (or any successor provision) but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(6) non-cash items increasing such Consolidated Net Income, for such period, other than the accrual of revenue in the ordinary course of business; plus/minus

(7)(x) rent expense as determined in accordance with GAAP not actually paid in cash during such period, net of (y) rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP; and plus/minus

(8) any net gain or loss resulting in such period from Hedging Obligations and the application of FASB ASC 815 (or any successor provision).

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (if positive) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash (or converted into cash) to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that if any such dividend or distribution is actually received it will be included;

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) the Net Income of any Unrestricted Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash (or converted into cash) to the specified Person or a Restricted Subsidiary of the Person.

“Consolidated Net Tangible Assets” means Consolidated Total Assets after deducting:

(1) all current liabilities;

(2) any item representing investments in Unrestricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles.

“Consolidated Senior Secured Debt Ratio” as of any date of determination means the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries that is secured by a Lien as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (except that, for purposes of determining the amount of Consolidated Total Indebtedness pursuant to clause (1) of this definition, the amount of Indebtedness under the Credit Agreement and any other revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four fiscal quarter period).

“Consolidated Total Assets” as of any date of determination, means the total amount of assets which would appear on a consolidated balance sheet of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain amended and restated credit agreement, dated the Issue Date, by and among the Company, Holdings, the guarantors named therein, Bank of America, N.A., as administrative agent, and the other lenders party thereto from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement extending the maturity thereof or increasing the amount of Indebtedness incurred or available to be borrowed thereunder.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, bonds, debentures, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the asset sale or change of control provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options profits, interests or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of common stock of the Company or any direct or indirect parent of the Company pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or the Restricted Subsidiary, as applicable, which determination will be conclusive (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act (“Regulation S-X”)) as if they had occurred on the first day of the four-quarter reference period except that any adjustment relating to an event that is certified by the chief financial officer of the Company to be reasonably certain to occur within six months and that otherwise is in accordance with Regulation S-X shall be deemed to be in accordance with Regulation S-X;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6) the incurrence, repayment or retirement of any other Indebtedness by the Issuers and their Restricted Subsidiaries since the first day of such four quarter period shall be calculated as if such Indebtedness was incurred, repaid or retired at the beginning of such four quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four quarter period); and

(7) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, one third of the obligations for rental payments made during such period under operating leases entered into as part of a Sale and Leaseback Transaction consummated after the Issue Date (other than a Permitted Sale Leaseback Transaction), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding amortization of debt issuance costs and excluding any breakage or similar costs in connection with the Company’s termination of its hedging arrangements relating to its term loan facility on or prior to the Issue Date, if any; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Company that was formed in a jurisdiction other than any state of the United States, the District of Columbia or any territory of the United States “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means Holdings and any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the indenture and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances or letters of credit (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) or (2) above or (4) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person or a demand for reimbursement);

(4) representing Capital Lease Obligations, Attributable Debt and finance obligations within the meaning of FASB ASC 840 (or any successor provision) promulgated by the Financial Accounting Standards Board;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed except any such balance that represents an accrued expense or current trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (a) the Fair Market Value of the assets subject to such Lien, or (b) the amount of the Indebtedness secured by such Lien and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser or recognized expert of national standing appointed by the Company with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, provided that such firm or appraiser is not an Affiliate of the Company.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and advances to customers in the ordinary course of business that are recorded as accounts receivable), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of original issuance of the notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and after reduction in respect of preferred stock dividends (other than dividends on preferred stock of the Company that is not Disqualified Stock), excluding for the purposes of the calculation of the Fixed Charge Coverage Ratio, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) the portion of such net income attributable to non-controlling interests of Subsidiaries; and

(3) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including without limitation relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Operating Assets” means assets, property (including undeveloped land) and stores that are no longer used or useful in a Permitted Business.

“Non Operating Subsidiary” means (x) any Restricted Subsidiary that has no assets other than Non-Operating Assets and (y) any Subsidiary that was formed solely to hold non-transferable beer, wine and liquor licenses; provided, that the total assets (as determined in accordance with GAAP) of all such Non-Operating Subsidiaries, measured at the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available and on a pro forma basis giving effect to any acquisitions or dispositions of any company, division or line of business since such date or the start of such fiscal period, as applicable, and on or prior to the date of acquisition of such Subsidiary, shall not at any time exceed $2.5 million.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, but excluding the assignment of leases in favor of the lender or lenders of such Non-Recourse Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Ordinary Course Notes and Fuel Agreements” means notes received from, and fuel supply, consignment or similar agreements entered into with, dealer customers in the ordinary course of business in connection with the purchase of sites from the Company and its Restricted Subsidiaries; provided, that any such notes received shall be secured by such sites.

“Permitted Asset Swap” means any transfer of property or assets by the Company or any of its Restricted Subsidiaries in which at least 80% of the consideration received by the transferor consists of property or assets that will be used in a Permitted Business; provided that the aggregate Fair Market Value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate Fair Market Value of the property or assets being received by Company or such Restricted Subsidiary.

“Permitted Business” means (x) any business conducted by the Company or its Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to, or a reasonable extension or expansion of, the business of Company or its Restricted Subsidiaries on the Issue Date and (y) any unrelated business to the extent it is not material.

“Permitted Holdings Payments” means, without duplication as to amounts:

(1) payments to Holdings to permit Holdings to pay (i) franchise taxes or other costs of maintaining its corporate existence, (ii) guaranteed distributions to owners paid in lieu of salaries to the extent treated as compensation expense by the Company and otherwise determined on a basis consistent with the Company’s general practices regarding employee compensation as in effect from time to time and (iii) accounting, legal and administrative and other operating expenses of Holdings when due; provided that, in the case of clause (iii), such payments shall not exceed $2 million per annum;

(2) with respect to each tax year or portion thereof that the Company is treated as a disregarded entity or as a partnership for Federal income tax purposes (or after such period, to the extent relating to the income tax liability for such period), the payment of Tax Distributions; and

(3) fees and expenses related to any equity offering or other financing of any direct or indirect parent of the Company.

“Permitted Investment” means:

(1) any Investment in the Company or in a Wholly Owned Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor, and, in either case, any Investments held by such Persons;

(4) any Investment made prior to the Issue Date;

(5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(6) any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds received from, the substantially contemporaneous issuance of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (6) will be excluded from clause (iii)(b) of the first paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(7) any Investments received in compromise or resolution of (A) obligations of trade creditors, franchisees or customers that are accounts receivable of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, franchisee or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(8) Investments represented by Hedging Obligations;

(9) endorsements of negotiable instruments and documents in the ordinary course of business;

(10) pledges or deposits permitted under clause (9) of the definition of Permitted Liens;

(11) repurchases of the notes;

(12) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

(14) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(15) any Investments in joint ventures engaged in a Permitted Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding, not in excess of $20.0 million;

(16) any guarantees permitted by the covenant described under “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock” or Liens of the type described in clause (11) of the definition of “Permitted Liens”;

(17) the making of any Investments in exchange for, or through the application of the proceeds of contributions to the common equity capital of the Company or a Restricted Subsidiary (other than in the form of Disqualified Stock) or a sale, other than to a Subsidiary of the Company, of Equity Interests of the Company (other than Disqualified Stock); provided that such proceeds are applied within 90 days of receipt from such contribution or sale and provided, further, that any such proceeds will be excluded from clause (iii)(b) of the first paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments”; and

(18) other Investments in any Person other than an Affiliate of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed $20.0 million.

“Permitted Liens” means:

(1) Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to clause (1) of the definition of Permitted Debt;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and were not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness permitted by clause (4) of the second paragraph under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(10) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) Liens on equipment located on the property of the Company’s or its Restricted Subsidiaries’ clients granted in the ordinary course of business;

(12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any of its Restricted Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(14) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries;

(16) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted hereunder;

(17) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(18) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is permitted to be incurred under the indenture;

(19) Liens created for the benefit of the indenture, the notes (or the Note Guarantees);

(20) refinancing Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(21) Liens arising out of Attributable Debt properly incurred under the first paragraph of the “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant with respect to Sale and Leaseback Transactions exclusively involving property or assets acquired (whether by merger, consolidation, acquisition of stock or assets or otherwise), constructed or developed after the Issue Date ;

(22) Liens securing pari passu Indebtedness permitted to be incurred pursuant to the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” in an amount not to exceed the maximum amount of Indebtedness such that the Consolidated Senior Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) would not be greater than 2.00 to 1.00;

(23) Liens to secure Indebtedness permitted by clause (14) of the second paragraph under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(24) Liens on assets of Foreign Subsidiaries securing Indebtedness of a Foreign Subsidiary permitted by the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and securing other obligations under the agreements governing or relating to such Indebtedness, so long as such Liens do not encumber the Capital Stock of the Company or any of its Subsidiaries; and

(25) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness of the Company or any Restricted Subsidiary used to refinance Permitted Refinancing Indebtedness; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including tender and/or redemption premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Sale Leaseback Transactions” means (a) any Sale Leaseback Transactions pending on the Issue Date, (b) any Sale Leaseback Transaction involving land that was undeveloped as of the Issue Date and (c) any Sale Leaseback Transactions relating solely to property and assets acquired, developed or constructed after the Issue Date. For the avoidance of doubt, any Sale Leaseback Transaction involving stores in existence on the Issue Date (other than those relating to pending Sale Leaseback Transactions) shall not be deemed to constitute a Permitted Sale Leaseback Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment (i) of dividends, or (ii) upon liquidation, dissolution or winding up of the issuer of such Equity Interest.

“Principal” means (1) Wellspring Capital Management LLC (“Wellspring”), investment funds managed by Wellspring, partners of Wellspring, affiliates of Wellspring, an entity controlled by any of the foregoing and/or a trust for the benefit of any of the foregoing and (2) Sam L. Susser, his spouse, his lineal descendents (whether by adoption or otherwise) and any trust for the benefit of any of the foregoing.

“Public Equity Offering” means an underwritten public offering of common stock of Stripes Holdings LLC pursuant to an effective registration statement under the Securities Act with aggregate net proceeds of at least $25.0 million.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person (other than Non-Operating Subsidiaries) owned as of the Issue Date, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date (including any sinking fund payment), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax Distributions” means, for any period during which the Company is treated as a disregarded entity or as a partnership for federal, state and/or local income tax purposes or after such period, to the extent relating to the income tax liability for such period, the payment of distributions in respect of income tax liabilities of members of the Company (for this purpose viewing members of the Company as those persons or entities directly owning interests or profits interests in the Company and those persons or entities indirectly owning such interests through disregarded entities or partnerships for tax purposes), in an aggregate amount not to exceed the product of the taxable income, calculated in accordance with applicable law, of the Company and any of its Subsidiaries that are disregarded entities or partnerships for tax purposes multiplied by the highest combined published federal, state and/or local income tax rate applicable to individuals or corporations, if higher, which rate shall be based upon the rate certified to the trustee on an annual basis (or more frequently if the tax rate changes during any annual period) by the chief financial officer of the Company.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2013; provided that if the period from such redemption date to May 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, and any Subsidiary of such Unrestricted Subsidiary, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt and, if applicable and at the option of the Company, guarantees of the notes;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Form of Exchange Notes

The certificates representing the exchange notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the exchange notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC’s nominee, in the form of a global note. Holders of the exchange notes will own book-entry interests in the global note evidenced by records maintained by DTC.

Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if

(1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days,

(2) we provide for the exchange pursuant to the terms of the indenture, or

(3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee instructions to that effect.

As of the date of this prospectus, no certificated notes are issued and outstanding.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer exchange notes for, any 2010 notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase 2010 notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of exchange notes received in the exchange offer, where such notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any 2010 notes outstanding after expiration of the exchange offer. We have agreed that, for a period of 180 days from the date on which the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of such exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the date on which the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including, under certain circumstances, the reasonable fees and expenses of counsel to the initial purchaser of the 2010 notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relating to the exchange of 2010 notes for exchange notes in the exchange offer. This discussion does not address all tax aspects relating to the exchange nor does it address state, local or foreign tax considerations or any U.S. federal tax considerations other than U.S. federal income tax. This discussion deals only with the material U.S. federal income tax consequences to persons who hold such notes as capital assets and does not deal with the consequences to special classes of holders of the notes, such as dealers in securities or currencies, brokers, traders that mark-to-market their securities, insurance companies, tax-exempt entities, financial institutions or “financial services entities,” persons with a functional currency other than the U.S. dollar, regulated investment companies, real estate investment trusts, retirement plans, expatriates or former long-term residents of the United States, corporations that accumulate earnings to avoid U.S. federal income tax, persons who hold their notes as part of a straddle, hedge, “conversion transaction,” “constructive sale” or other integrated investment, persons subject to the alternative minimum tax, partnerships or other pass-through entities or investors in partnerships or other pass-through entities that hold the notes. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and the Treasury Regulations promulgated thereunder, and rulings and judicial interpretations thereof, all as in effect on the date of this prospectus, any of which may be repealed or subject to change, possibly with retroactive effect.

Consequences of Tendering Restricted Notes

The exchange of 2010 notes for exchange notes (with substantially identical terms) in the exchange offer will not be a taxable event for U.S. federal income tax purposes, and a holder will have the same adjusted tax basis and holding period in such exchange notes that the holder had in the 2010 notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of such exchange notes will be the same as those applicable to the 2010 notes.

The preceding discussion of the material U.S. federal income tax consequences of the exchange of 2010 notes for exchange notes is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it relating to the exchange, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable law.

INCORPORATION BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and in its exhibits.

We file annual, quarterly and special reports and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended January 3, 2010;

•	Our Quarterly Report on Form 10-Q for the period ended April 4, 2010;

•	Our Current Reports on Form 8-K filed May 26, 2010;

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the expiration of this exchange offer; and

•	Our 2010 Proxy Statement, on Form DEF 14A filed April 20, 2010.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus through the completion of the exchange offer. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report (included in the Annual Report on Form 10-K and the 2010 Proxy Statement) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Unless specifically listed above, the information contained on the SEC web site is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed amendment or supplement to this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. For further information relating to us and the notes, we refer you to the registration statement and its exhibits. The descriptions of each contract and document contained in this prospectus are summaries and qualified in their entirety by reference to the copy of that contract or document filed as an exhibit to the registration statement.

You can also obtain copies of the documents incorporated by reference in the prospectus without charge by requesting them in writing or by telephone at the following address:

Susser Holdings, L.L.C.

4525 Ayers Street

Corpus Christi, Texas 78415

Telephone: (361) 884-2463

To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer.

LEGAL MATTERS

Certain legal matters with respect to the validity of the exchange notes and guarantees on behalf of the issuers and guarantors will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements of Susser Holdings Corporation appearing in Susser Holdings Corporation’s Annual Report (Form 10-K) for the year ended January 3, 2010, and the effectiveness of Susser Holdings Corporation’s internal control over financial reporting as of January 3, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$425,000,000

Susser Holdings, L.L.C.

Susser Finance Corporation

8.50% Senior Notes due 2016

PROSPECTUS

                    , 2010

Until             , 2010, all dealers effecting transactions in the exchange notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

We maintain insurance providing for indemnification of our officers and directors, managers, members and limited partners of all of the Susser entities and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Delaware Corporations

Susser Holdings Corporation and Susser Finance Corporation (the “Delaware Corporations”) are each corporations organized under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware Corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation’s request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct (i) by the stockholders, (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (iii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iv) by independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct. Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The certificates of incorporation and bylaws of the Delaware Corporations provide that indemnification shall be to the fullest extent permitted by the Delaware General Corporation Law for all current or former directors or officers of the Delaware Corporations.

As permitted by the Delaware General Corporation Law, the certificates of incorporation of the Delaware Corporations provide that current or former directors of the Delaware Corporations shall have no personal liability to the Delaware Corporations or stockholders thereof for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Delaware Corporations or its stockholders thereof, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which a director derived an improper personal benefit.

The above discussion of the certificates of incorporation of the Delaware Corporations and the DGCL is not intended to be exhaustive and is qualified in its entirety by the certificates of incorporation of the Delaware Corporations and the DGCL.

Delaware LLCs

Susser Holdings, L.L.C., Stripes Holdings LLC, and C&G Investments, LLC (the “Delaware LLCs”) are each limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Article XIX of the limited liability company agreement of Susser Holdings, L.L.C., Section 4.4 of the limited liability company agreement of Stripes Holdings LLC and Article X of the operating agreement of C&G Investments, LLC (collectively, the “Delaware LLC Agreements”) provide that none of the members, any director, any officer or any respective affiliates (each, an “Indemnitee”) shall be liable, in damages or otherwise, to the Delaware LLCs or the member for any act or omission performed or omitted to be performed pursuant to authority granted by the Delaware LLC Agreements, except if such act or omission results from such Indemnitee’s own gross negligence, willful misconduct, criminal conduct, or material breach of the Delaware LLC Agreements. Additionally, each Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all claims, liabilities and expenses of whatever nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Delaware LLCs, regardless of whether an Indemnitee continues to be an Indemnitee at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the interests of the Delaware LLCs, and (ii) the Indemnitee’s conduct would entitle him to indemnification. The Delaware LLCs will pay expenses (including reasonable attorneys’ fees and disbursements) incurred in defending a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by the Indemnitee to repay such amount if a court of competent jurisdiction determines the Indemnitee is not entitled to be indemnified by the Delaware LLCs as authorized in the Delaware LLC Agreements. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns.

The above discussion of the Delaware LLC Agreements and of the DLLC Act is not intended to be exhaustive and is qualified in its entirety by the Delaware LLC Agreements and the DLLC Act.

Texas Corporations

TCFS Holdings, Inc. and Town & Country Food Stores, Inc. are corporations organized under the Texas Business Corporation Act (the “TXBCA”) and T&C Wholesale, Inc. is a corporation organized under the Texas Business Organizations Code.

Article 2.02-1 of the TXBCA authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The TXBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The articles of incorporation of TCFS Holdings, Inc. provides that the corporation shall indemnify its officers and directors to the full extent provided by the TXBCA. The bylaws of Town & Country Food Stores, Inc. provide that officers and directors shall be indemnified by the respective company, subject to certain limitations.

Section 8.051 of the Texas Business Organizations Code (“TBOC”) states that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Section 8.101 of the TBOC states that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the TBOC if it is determined in accordance with Section 8.103 of the TBOC that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

The bylaws of T&C Wholesale, Inc. provide that officers and directors shall be indemnified by the company, subject to certain limitations.

The above discussion of TCFS Holdings, Inc., Town & Country Food Stores, Inc., T&C Wholesale, Inc. the TXBCA and TBOC is not intended to be exhaustive and is qualified in its entirety by the organizational documents of each of these entities, TXBCA and TBOC.

Texas Limited Partnership

Applied Petroleum Technologies, Ltd, (“APT, Ltd.”) is a limited partnership organized under the laws of the State of Texas. Section 6.5 of the APT, Ltd. partnership agreement provides for indemnification for a director, officer, employee or agent of the partnership if the person’s service is at the request of the partnership. Such indemnification can include expenses, attorneys fees, judgments, fines and amounts paid in settlement and other amounts reasonably incurred in such proceedings provided that such indemnitee acted in good faith and in a matter reasonably believe to be in or not opposed to the best interests of the partnerships provided the conducts was not gross negligence or willful or wanton misconduct. These indemnification rights are in addition to any other rights that the indemnitee is entitled to.

Texas LLCs

APT Management Company, LLC, Corpus Christi Reimco, LLC, GoPetro Transport LLC, Stripes Acquisition LLC, Stripes LLC, Susser Financial Services LLC, and Susser Petroleum Company LLC (the “Texas LLCs”) are limited liability companies organized under the laws of the state of Texas.

Section 13 of the regulations of APT Management Company, LLC, Article VIII of the regulations of Corpus Christi Reimco, LLC section 9.9 of the limited liability company agreement of GoPetro Transport LLC, section 9.9 of the limited liability company agreement of Stripes Acquisition LLC, section 9.9 of the limited liability company agreement of Stripes LLC, section 9.9 of the limited liability company agreement of Susser Financial Services LLC, and section 9.9 of the limited liability company agreement of Susser Petroleum Company LLC (collectively, the “Texas LLC Agreements”) provide that no member, manager, director, officer or any respective affiliates (each, an “LLC Indemnitee”) shall be liable, in damages or otherwise, to the Texas LLCs or the member for any act or omission performed or omitted to be performed pursuant to authority granted by the Texas LLC Agreements, except if such act or omission results from such LLC Indemnitee’s own gross negligence, willful misconduct, criminal conduct, or material breach of the Texas LLC Agreements. Additionally, each LLC Indemnitee shall be entitled to be indemnified and held harmless to the full extent permitted by the law, against all claims, liabilities and expenses of whatever nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an LLC Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Texas LLCs, regardless of whether LLC Indemnitee continues to be an LLC Indemnitee at the time any such liability or expense is paid or incurred, if (i) the LLC Indemnitee acted in good faith and in a manner such LLC Indemnitee reasonably believed to be in, or not opposed to, the interests of the Texas LLCs, and (ii) the LLC Indemnitee’s conduct would entitle him to indemnification. The Texas LLCs will pay expenses (including reasonable attorneys’ fees and disbursements) incurred in defending a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by the LLC Indemnitee to repay such amount if a court of competent jurisdiction determines the LLC Indemnitee is not entitled to be indemnified by the Texas LLCs as authorized in the Texas LLC Agreements. These rights of indemnification are in addition to any rights to which such director or officer may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. The Texas LLCs may purchase and maintain insurance on behalf of an Indemnitee and other persons against any liability which may be asserted against, or expense which may be incurred by, any such person in connection with activities of the Texas LLCs.

The above discussions of the Texas LLC Agreements, APT, Ltd.’s partnership agreement, and of Texas law are not intended to be exhaustive and are qualified in their entirety by the Texas LLC Agreements, APT, Ltd.’s partnership agreement, the TBOC and the Texas Limited Liability Company Act.

Item 21.	Exhibits and Financial Statement Schedules

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Each of the undersigned registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Susser Holdings, L.L.C.

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned managers and officers of Susser Holdings, L.L.C. hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President, Chief Executive Officer and Manager (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel, Secretary and Manager
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Susser Finance Corporation

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Susser Finance Corporation hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President and Chief Executive Officer (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Director
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Applied Petroleum Technologies, Ltd.

By:	APT Management Company, LLC, its General Partner

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned managers and officers of APT Management Company, LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President of APT Management Company, LLC
Sam L. Susser

/S/ MARY E. SULLIVAN	Principal Financial Officer and Principal Accounting Officer of APT Management Company, LLC
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel, Secretary and Manager of APT Management Company, LLC
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

APT Management Company, LLC

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned managers and officers of APT Management Company, LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Principal Financial Officer and Principal Accounting Officer
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel, Secretary and Manager
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

C&G Investments, LLC

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr.
Executive Vice President

POWER OF ATTORNEY

The undersigned managers and officers of C&G Investments, LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President and Chief Executive Officer (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Vice President, Principal Financial Officer and Principal Accounting Officer
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President and Manager
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Corpus Christi Reimco, LLC

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr.
Executive Vice President

POWER OF ATTORNEY

The undersigned managers and officers of Corpus Christi Reimco, LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Principal Financial Officer and Principal Accounting Officer
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President and Manager
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

GoPetro Transport LLC

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr.
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned managers and officers of GoPetro Transport LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	Chief Executive Officer and Manager (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Principal Financial Officer and Principal Accounting Officer
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel, Secretary and Manager
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Stripes Acquisition LLC

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned managers and officers of Stripes Acquisition LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President, Chief Executive Officer and Manager (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel, Secretary and Manager
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Stripes Holdings LLC

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned managers and officers of Stripes Holdings LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President, Chief Executive Officer and Manager (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President General Counsel, Secretary and Manager
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Stripes LLC

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned managers and officers of Stripes LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	Chief Executive Officer and Manager (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel and Secretary
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Susser Financial Services LLC

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned managers and officers of Susser Financial Services LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	Chief Executive Officer and Manager (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel, Secretary and Manager
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Susser Holdings Corporation

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Susser Holdings Corporation hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President, Chief Executive Officer and Director (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ WILLIAM F. DAWSON, JR.	Director
William F. Dawson, Jr.

/S/ DAVID P. ENGEL	Director
David P. Engel

/S/ BRUCE W. KRYSIAK	Director
Bruce W. Krysiak

/S/ ARMAND S. SHAPIRO	Director
Armand S. Shapiro

/S/ RONALD G. STEINHART	Director
Ronald G. Steinhart

/S/ SAM J. SUSSER	Director
Sam J. Susser

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Susser Petroleum Company LLC

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr.
Executive Vice President and Secretary

POWER OF ATTORNEY

The undersigned managers and officers of Susser Petroleum Company LLC hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	Chief Executive Officer and Manager (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, Secretary and Manager
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

T&C Wholesale, Inc.

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of T&C Wholesale, Inc. hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President, Chief Executive Officer and Director (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Principal Financial Officer and Principal Accounting Officer
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel, Secretary and Director
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

TCFS Holdings, Inc.

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of TCFS Holdings, Inc. hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President, Chief Executive Officer and Director (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel, Secretary and Director
E.V. Bonner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on July 26, 2010.

Town & Country Food Stores, Inc.

By:	/S/ E.V. BONNER, JR.
E.V. Bonner, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Town & Country Food Stores, Inc. hereby constitute and appoint Sam L. Susser, Mary E. Sullivan and E.V. Bonner, Jr., each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including pre or post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 26, 2010:

Name	Title

/S/ SAM L. SUSSER	President, Chief Executive Officer and Director (Principal Executive Officer)
Sam L. Susser

/S/ MARY E. SULLIVAN	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mary E. Sullivan

/S/ E.V. BONNER, JR.	Executive Vice President, General Counsel, Secretary and Director
E.V. Bonner, Jr.

EXHIBIT INDEX

(a) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Susser Holdings Corporation(2)

3.2	Amended and Restated Bylaws of Susser Holdings Corporation(2)

3.3	First Amendment to the Amended and Restated By-Laws of Susser Holdings Corporation(4)

3.4	Certificate of Limited Partnership of Applied Petroleum Technologies, Ltd.(3)

3.5	Amendment to Certificate of Limited Partnership of Applied Petroleum Technologies, Ltd.(3)

3.6	Amended and Restated Agreement of Limited Partnership of Applied Petroleum Technologies, Ltd.(3)

3.7	Articles of Organization of APT Management Company, LLC(3)

3.8	Regulations of APT Management Company, LLC(3)

3.9	Certificate of Formation of C&G Investments, LLC(3)

3.10	Operating Agreement of C&G Investments, LLC(3)

3.11	Articles of Organization of Corpus Christi Reimco, LLC(3)

3.12	Certificate of Correction to Articles of Organization of Corpus Christi Reimco, LLC(3)

3.13	Regulations of Corpus Christi Reimco, LLC†

3.14	Certificate of Formation of GoPetro Transport LLC(5)

3.15	Limited Liability Company Agreement of GoPetro Transport LLC(5)

3.16	Articles of Organization of SSP BevCo I LLC(3)

3.17	Amended and Restated Certificate of Formation of Stripes Acquisition LLC(5)

3.18	Limited Liability Company Agreement of Stripes Acquisition LLC(5)

3.19	Certificate of Formation of Stripes Holdings LLC(3)

3.20	Second Amended and Restated Limited Liability Company Agreement of Stripes Holdings LLC(3)

3.21	Amended and Restated Certificate of Formation of Stripes LLC(5)

3.22	Amended and Restated Limited Liability Company Agreement of Stripes LLC(5)

3.23	Certificate of Incorporation of Susser Finance Corporation(3)

3.24	Bylaws of Susser Finance Corporation(3)

3.25	Amended and Restated Certificate of Formation of Susser Financial Services(5)

3.26	Limited Liability Company Agreement of Susser Financial Services(5)

3.27	Certificate of Formation of Susser Holdings, L.L.C.(3)

3.28	Sixth Amended and Restated Limited Liability Company Agreement of Susser Holdings, L.L.C.(3)

3.29	Amended and Restated Certificate of Formation of Susser Petroleum Company LLC(5)

3.30	Amended and Restated Limited Liability Company Agreement of Susser Petroleum Company LLC(5)

3.31	Certificate of Formation of T&C Wholesale, Inc.(5)

3.32	Bylaws of T&C Wholesale, Inc.(5)

3.33	Amended and Restated Certificate of Formation of TCFS Holdings, Inc.(5)

3.34	Bylaws of TCFS Holdings, Inc.(5)

3.35	First Amendment to Bylaws of TCFS Holdings, Inc.(5)

3.36	Amended and Restated Certificate of Formation of Town & Country Food Stores, Inc.(5)

3.37	Amended and Restated Bylaws of Town & Country Food Stores, Inc.(5)

4.1	Indenture, dated as May 7, 2010, by and among Susser Holdings, L.L.C., Susser Finance Corporation, the guarantors named therein and Wells Fargo Bank, N.A., as Trustee, relating to the issuance of the 8.50% Senior Notes due 2016(1)

4.2	Registration Rights Agreement, dated as of May 7, 2010, by and among Susser Holdings, L.L.C., Susser Finance Corporation, Banc of America Securities LLC, BMO Capital Markets Corp., Wells Fargo Securities, LLC, RBC Capital Markets Corporation, Morgan Keegan & Company, Inc., BBVA Securities Inc., and Morgan Joseph & Co., Inc.(1)

4.3	Form of 144A Notes(1)

4.4	Form of Regulation S Notes(1)

4.5	Form of Guarantee(1)

5.1	Opinion of Weil, Gotshal & Manges LLP†

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges†

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm†

23.2	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1 hereto)†

24.1	Power of Attorney for Susser Holdings, L.L.C. (included on its signature page to this Registration Statement)†

24.2	Power of Attorney for Susser Finance Corporation (included on its signature page to this Registration Statement)†

24.3	Power of Attorney for Applied Petroleum Technologies, Ltd. (included on its signature page to this Registration Statement)†

24.4	Power of Attorney for APT Management Company, LLC (included on its signature page to this Registration Statement)†

24.5	Power of Attorney for C&G Investments, LLC (included on its signature page to this Registration Statement)†

24.6	Power of Attorney for Corpus Christi Reimco, LLC (included on its signature page to this Registration Statement)†

24.7	Power of Attorney for GoPetro Transport LLC (included on its signature page to this Registration Statement)†

24.8	Power of Attorney for Stripes Acquisition LLC (included on its signature page to this Registration Statement)†

24.9	Power of Attorney for Stripes Holdings LLC (included on its signature page to this Registration Statement)†

24.10	Power of Attorney for Stripes LLC (included on its signature page to this Registration Statement)†

24.11	Power of Attorney for Susser Financial Services LLC (included on its signature page to this Registration Statement)†

24.12	Power of Attorney for Susser Holdings Corporation (included on its signature page to this Registration Statement)†

24.13	Power of Attorney for Susser Petroleum Company LLC (included on its signature page to this Registration Statement)†

24.14	Power of Attorney for T&C Wholesale, Inc. (included on its signature page to this Registration Statement)†

24.15	Power of Attorney for TCFS Holdings, Inc. (included on its signature page to this Registration Statement)†

24.16	Power of Attorney for Town & Country Food Stores, Inc. (included on its signature page to this Registration Statement)†

25	Form T-1 of Wells Fargo Bank, N.A., as Trustee†

99.1	Form of Letter of Transmittal†

99.2	Form of Notice of Guaranteed Delivery†

99.3	Form of Exchange Agent Agreement†

†	filed herewith
(1)	Incorporated by reference to the Quarterly Report on Form 10-Q of Susser Holdings Corporation filed May 15, 2010.
(2)	Incorporated by reference to the Quarterly Report on Form 10-Q of Susser Holdings Corporation filed November 15, 2006.
(3)	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4/A of Susser Holdings, L.L.C. and Susser Finance Corporation (File No. 333-137406) filed December 5, 2006.
(4)	Incorporated by reference to the Current Report on Form 8-K/A of Susser Holdings Corporation filed September 21, 2007.
(5)	Incorporated by reference to the Registration Statement on Form S-4 of Susser Holdings, L.L.C. and Susser Finance Corporation (File No. 333-150509) filed April 29, 2008.